UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 NE 3rd Avenue, Suite 1200, Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Item 5.03 Amendment to the Company’s Articles of Incorporation

On July 31, 2023, as a result of the shareholder approval set forth below in Item 5.07., Marathon Digital Holdings, Inc. (the “Company”) is filing an amendment to its Articles of Incorporation increasing its authorized shares of common stock from 200 million to 500 million.

Item 5.07 Submission of Matters to a Vote of Securityholders

On July 27, 2023, the Company held an annual meeting of stockholders (the “Meeting”). As of the record date for the Meeting, 169,968,874 shares of common stock were issued and outstanding1. A total of 79,507,015 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the below proposals (with the Series A Preferred Stock voting alongside the common stock (15,000 shares with 500,000 votes per share voting on proposal 3 in the same proportions as the shares of common stock were voted)):

VOTES CAST COMMON STOCK: Common Stock	Proposal #1 Director Election	Proposal #2 Auditor Ratification	Proposal #3 Common Stock Increase	Proposal #4 Advisory Say on Pay
Yes	24,503,546	71,483,564	56,331,569	22,719,406

Against (No)	-	3,375,370	22,539,739	5,343,885

Abstain	4,276,453	4,648,017	635,702	716,543

VOTES CAST SERIES A PREFERRED (CONVERTED BASIS): Common Stock	Proposal #1	Proposal #2	Proposal #3	Proposal #4
Yes	N/A	N/A	5,172,875,000	N/A

Against (No)	N/A	N/A	-	N/A

Abstain	N/A	N/A	-	N/A

Total # of Common shares as of June 16, 2023	169,968,874
Total # of Series A (converted basis into Common shares) as of June 16, 2023	5,351,250,000

Common shares voted through the meeting	79,507,015
Preferred shares (converted basis) voted through the meeting on Proposal # 3 only	5,172,875,000
TOTAL	5,252,382,015

1. As no other matters were brought for a vote before the meeting, the votes on Proposal #5 of 14,846,275 shares in favor, 13,072,702 shares against, and 836,041 shares abstaining, have no impact.

Item 8.01 Other Information

On July 27, 2023, the Company’s Board of Directors unanimously voted to update its Board Committee appointments as follows, effective immediately:

Audit Committee: Jay Leupp, Chair, and Georges Antoun and Sarita James, members; Compensation Committee: Georges Antoun, Chair, and Kevin DeNuccio and Jay Leupp, members; and Nominating and Governance Committee: Sarita James, Chair, and Doug Mellinger and Kevin DeNuccio, members.

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2023

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	General Counsel